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                   NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
                 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

     NUMBER                                                      SHARES
                                                                 **  **

                               ISA INTERNATIONALE INC.

                      AUTHORIZED STOCK: 30,000,000 COMMON SHARES
                   PAR VALUE $.0001  FULLY PAID AND NON-ASSESSABLE

                                                           CUSIP NO. 450083 10 0


This Certifies that

is the owner of


Shares of             ISA INTERNATIONALE INC.            Common Stock
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

     Dated:
                         COUNTERSIGNED AND REGISTERED
                           FIDELITY TRANSFER COMPANY (SALT LAKE CITY, UTAH)

                         By   /s/ Illegible

                         TRANSFER AGENT AND REGISTRAR - AUTHORIZED SIGNATURE


[SEAL]

                         /s/ Robert O. Knutson              /s/ Gerald J. Durand
                         SECRETARY                          PRESIDENT